UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2024

QUAINT OAK BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-52694	35-2293957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Knowles Avenue, Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (215) 364-4059

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement

On March 29, 2024, Quaint Oak Bank (the “Bank”), a wholly owned subsidiary of Quaint Oak Bancorp, Inc. (“Quaint Oak” or the “Registrant”), as a majority equity owner of Oakmont Capital Holdings, LLC (“Oakmont Capital”), entered into an Equity Purchase Agreement, by and among JA Mitsui Leasing USA Holdings, Inc. (“Buyer”), the owners of the equity securities of Oakmont Capital (“Sellers”), and solely for certain limited purposes, Oakmont Capital (the “Agreement”). The Bank owns 51% of the equity interests in Oakmont Capital, which is engaged in the business of, among other things, originating or acquiring lease, loan, equipment purchase and sale or other finance transactions and servicing directly or indirectly such transactions owned by others. The closing date of the transaction occurred on March 29, 2024 (“Closing Date”).

Pursuant to the Agreement, Buyer purchased all of the issued and outstanding equity securities of Oakmont Capital from the Sellers for an aggregate amount equal to: (i) $4,300,000; (ii) minus the Estimated Closing Date Tangible Book Value Adjustment, as defined in the Agreement; (iii) plus the Closing Date Debt, as defined in the Agreement; and (iv) minus the Estimated Closing Date Seller Transaction Expenses, as defined in the Agreement (the net amount of clauses (i), (ii) and (iv), the “Estimated Closing Cash Payment”). The Estimated Closing Cash Payment plus the Closing Date Debt constituted the Estimated Purchase Price and, as adjusted pursuant to the Agreement, the “Purchase Price.”

Under the Agreement, the Closing Date Debt means the aggregate indebtedness of Oakmont Capital outstanding immediately prior to the closing. The Closing Date Tangible Book Value means the tangible book value of Oakmont Capital immediately prior to the closing and without giving effect to the consummation of the transactions contemplated by the Agreement. The Closing Date Tangible Book Value Adjustment means the amount, if any, that the Final Closing Date Tangible Book Value is less than $2.9 million, then the Final Closing Cash Payment will be decreased on a dollar-for-dollar basis by the amount of such decrease.  The Closing Date Seller Transaction Expenses means all seller transaction expenses, to the extent unpaid immediately prior to the closing.

On the Closing Date, the Buyer: (i) paid to the Bank the Estimated Cash Payment of $4.3 million; and (ii) repaid the Closing Date Debt, including $15.9 million of outstanding lines of credit of Oakmont Capital issued by the Bank. In addition, the Buyer purchased $45.3 million of loans originated by Oakmont Capital and held for sale by the Bank. The holders of the remaining equity interests in Oakmont Capital, all of whom are officers of Oakmont Capital, entered into employment agreements with the Buyer.

Within 120 days after the Closing Date, Buyer will prepare and deliver to the Sellers a statement (the “Preliminary Closing Statement”) setting forth in reasonable detail the Buyers good faith written calculation of: (i) the Closing Date Tangible Book Value and the Closing Date Tangible Book Value Adjustment; (ii) the Closing Date Seller Transaction Expenses: and (iii) the resulting Closing Cash Payment derived therefrom. The Sellers will have the opportunity to review the Preliminary Closing Statement for 30 days following receipt, and if desired may file an Objection Notice with respect to the calculations. If the Sellers provide an Objection Notice, Buyers and Sellers will negotiate in good faith to resolve the objections within 15 days.

The Agreement contains usual and customary representations and warranties of Oakmont Capital, the Sellers and the Buyers. The Agreement also contains usual and standard covenants of the Sellers, including that for a period of five years from the Closing Date, the Bank agreed it will not, directly or indirectly: (i) hire, retain or induce or assist any other person to hire or retain any employee, consultant or independent contractor of Oakmont Capital; (ii) induce or assist any other person to induce any employee, consultant or independent contractor to terminate or adversely modify his, her or its employment or engagement with Oakmont Capital. However, these prohibitions shall not prevent (i) general solicitations for employment or engagement, including advertisements and postings in generally circulated media and/or online, and the use of recruiting firms and employment agencies, in each case not specifically targeted at the employees, consultants, or independent contractors of Oakmont Capital, and any hiring as a result, or (ii) soliciting and hiring any consultant or independent contractor whose employment or engagement has been terminated by Oakmont Capital prior to such solicitation or hiring.

The Agreement contains provisions for indemnification. Subject to certain limitations, the Sellers agreed to indemnify the Buyer (and its affiliates and representatives) from, and will reimburse the Buyer indemnified parties for, all adverse consequences to the extent arising out of or related to: (a) a breach of or inaccuracy in any of its representations and warranties set forth in the Agreement; (b) any Closing Date Seller Transaction Expenses not paid at closing; (c) any pre-closing taxes; and (d) other specified matters. The Buyer, subject certain limitations agreed to indemnify the Sellers and their affiliates and representatives) from, and will reimburse the Seller indemnified parties for, all adverse consequences to the extent arising out of or related to: (a) a breach by Buyer of any of its representations and warranties in the Agreement, or (b) a breach by Buyer and, with respect to covenants and agreements required to be performed after the closing, or by Oakmont Capital with any of their respective covenants or agreements in the Agreement.

 The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated herein by reference.

 Item 8.01    Other Events.

On March 29, 2024, Quaint Oak Bancorp, Inc. (the “Company”) discontinued the operations of Quaint Oak Real Estate, LLC (“Quaint Oak Real Estate”), a subsidiary of Quaint Oak Bank (the “Bank”), the Company’s wholly owned banking subsidiary.  Quaint Oak Real Estate was engaged in the real estate brokerage business from its offices in Allentown, Pennsylvania, which premises are owned by the Company (the “Premises”).  The Bank agreed to cease operations of Quaint Oak Real Estate and lease the portion of the Premises utilized by Quaint Oak Real Estate to HomeStarr Realty (“HomeStarr”) for an initial five year term.

Quaint Oak Real Estate agreed to discontinue utilizing the services of the real estate agents it had been doing business with and had developed relationships with (the “Agents”) and agreed to cooperate and assist HomeStarr to help facilitate HomeStarr’s desire to engage the services of the Agents.  HomeStarr agreed that for as long as HomeStarr (or its affiliates, successors or assigns) engages the services of the former Agents used by Quaint Oak Real Estate, it would pay the Bank compensation equal to 5% of all commissions paid to the Agents by HomeStarr.

 In addition, HomeStarr owns and maintains office locations in Doylestown, Montgomeryville, and Bensalem, Pennsylvania, and agreed to lease office space at these locations to Quaint Oak Mortgage, LLC, a wholly owned subsidiary of the Bank, for an initial one year term.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description
10.1
Equity Purchase Agreement by and among JA Mitsui Leasing USA Holdings, Inc., the owners of the equity securities of Oakmont Capital Holdings, LLC, and, solely for certain limited purposes, Oakmont Capital Holdings, LLC, dated March 29, 2024 (without exhibits)*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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*        The exhibits and schedules to the Agreement have not been included. However, the Registrant undertakes to provide the staff of the Securities and Exchange Commission with the omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUAINT OAK BANCORP, INC.

Date: April 3, 2024	By:	/s/ John J. Augustine
John J. Augustine Executive Vice President and Chief Financial Officer

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